SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ------------------------

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 7, 1996
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                           Smith Barney Holdings Inc.
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             (Exact name of registrant as specified in its charter)


     Delaware                       1-12484               06-1274088
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    (State or other              (Commission         (IRS Employer
     jurisdiction of              File Number)         Identification No.)
     incorporation)

             388 Greenwich Street, New York, New York       10013
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             (Address of principal executive offices)     (Zip Code)


                                  (212) 816-6000
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               (Registrant's telephone number, including area code)






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                           SMITH BARNEY HOLDINGS INC.
                           Current Report on Form 8-K


Item 5.  Other Events.

               Smith Barney Holdings Inc. (the "Company") is offering for sale to the public Smith Barney S&P 500 Equity Linked Notes due 2001 (the "Notes"). In connection with that offer, the Company is including in this Current Report on Form 8-K the following information regarding legal proceedings, which otherwise would be filed as part of the Company's Quarterly Report on Form 10-Q for the second quarter of 1996.

               In July 1996, a complaint seeking equitable relief was filed in the U.S. District Court for the Southern District of New York by the U.S. Department of Justice, naming twenty-four major brokerage firms, including the Company's subsidiary Smith Barney Inc., as defendants. A proposed settlement has been agreed to by the parties, subject to approval of the court. Pursuant to this settlement, the defendants, without admitting any liability, would agree not to engage in certain practices relating to the quoting of Nasdaq securities and would further agree to implement a program to ensure compliance with federal antitrust laws and with the terms of the settlement. No monetary fines or penalties are imposed as part of the settlement.

                                    SIGNATURE


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  August 7, 1996
                                              SMITH BARNEY HOLDINGS INC.



                                               By: /s/ Michael Yellin
                                                   ---------------------
                                                   Michael Yellin
                                                   Vice President